UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release dated March 16, 2007 as follows:

SFAS 133 Interpretation Extends Cleveland-Cliffs’ 2006 10-K Filing Delay
Cleveland, OH—March 16, 2007—Cleveland-Cliffs Inc (NYSE: CLF) confirmed today that its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, will be filed late due to the need to resolve an issue relating to the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). Cleveland-Cliffs and its auditors are working to complete the process and file its Form 10-K as soon as is practicable, although the timing of any resolution is uncertain.

The filing of the Company’s 10-K was initially delayed due to a review undertaken in connection with a concern raised anonymously through the Company's Ethics Hotline, as announced in a March 2, 2007, press release. The Company’s Audit Committee, following an investigation by internal audit and outside legal counsel, found no merit or substance to the allegation. The Audit Committee has reviewed its conclusion with the Company’s independent accountants.

Chief Executive Officer and President Joseph A. Carrabba stated: "While we regret the delay in completing the filing of our 2006 results, as is our corporate governance practice, we will not compromise accuracy or transparency for speed. We remain focused on 2007 business objectives and see no fundamental change in our business outlook."

2006 Stockpile Sale Pushed into 2007
While the Hotline allegation was found to be without merit, a review of revenue recognition policies was undertaken. This review initially focused on sales out of the Company’s ore stockpiles in the fourth quarter of 2006. Under long-term "take or pay" customer contracts, the customers purchased 1.1 million tons of pellets in stockpile in 2006 and, in fact, paid the Company $62.5 million for the ore in December 2006. At the request of the customers, however, the ore was not shipped.

In a change from the Company’s earnings release dated February 21, 2007, it was determined that these transactions cannot be reported as 2006 sales. The December transactions will now be recognized as sales in 2007, thereby reducing 2006 pre-tax income by $21.7 million. Accordingly, this will result in the Company increasing its previously announced 2007 North American pellet sales forecast from 21 million to 22 million tons.

Sales Contracts Being Reviewed for Embedded Derivatives
In conjunction with the review of revenue recognition policies, it was concluded that at least one Cleveland-Cliffs sales contract contains an embedded derivative under SFAS 133. The embedded derivative is related to how certain contractual steel prices are set against specific indices and affects the calculations of the Company’s revenue. The Company is currently examining other similar contracts for possible embedded derivatives. The identification of and accounting for derivative instruments under SFAS 133 is extremely detailed and complex. Accordingly, the timing of completion and the outcome of the Company’s analysis cannot be determined at this time. Any adjustment will have no impact on the Company’s profitability over the life of a contract. However, there may be some timing impacts, either quarter-to-quarter or year-to-year, and prior periods could be affected.

About Cleveland-Cliffs
Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company is majority owner of Portman Limited, an iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore.

Forward Looking Statements
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: completion of the ongoing audit process and 2006 10-K filing process; successful completion of the Sonoma acquisition; changes in the sales mix; the impact of other price adjustment factors on the Company’s North American sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; availability of capital equipment and component parts; availability of float capacity on the Great Lakes; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; the impact of consolidation in the steel industry; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation and employee benefit costs; and the effect of these various risks on the Company's future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at: http://www.cleveland-cliffs.com

SOURCE: Cleveland-Cliffs Inc
CONTACT: Laurie Brlas, 1-216-694-4870

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 16, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary